Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
BELO CORP.
(A Delaware Corporation)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. Other Offices. The corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II
MEETINGS OF THE STOCKHOLDERS
     Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other proper purpose, including any special meeting of stockholders regardless of by whom called, shall be held at such time and place, within or without the State of Delaware, as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.
     Section 2. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or, in the absence of a resolution of the Board of Directors providing otherwise, at 10:00 a.m. on the second Wednesday in May in each year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the first full business day thereafter which is not a legal holiday. At such meeting the stockholders entitled to vote thereat shall elect, by a plurality vote of the voting power of all of the shares entitled to vote thereon, the successors to the directors whose terms shall expire that year, and may transact such other business as properly may be brought before the meeting.
     Section 3. Special Meeting. Special meetings of the stockholders may be called by the Chief Executive Officer, the Board of Directors or by the Secretary at the request of the holders of not less than one-fifth of the voting power of all shares entitled to vote at the meeting. A special meeting request by stockholders shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 13 of this Article as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) proposing such nominations or other business, and by a representation by the stockholder(s) that within five (5) business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within seventy-five (75) days after the Secretary of the corporation receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

     Section 4. Notice of Annual or Special Meeting. The Chief Executive Officer or the Board of Directors shall fix the place, day and hour of any annual or special meeting and provide written or printed notice thereof and, in case of a special meeting, the purpose or purposes for which the meeting is called, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by electronic transmission, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.
     Section 5. Business at Special Meeting. Business transacted at any special meeting called at the request of stockholders shall be limited to the matters set forth in the special meeting request; provided, however that nothing shall prohibit the Board of Directors from presenting additional business or nominations to the stockholders at any special meeting of stockholders called at the request of stockholders. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.
     Section 6. Quorum of Stockholders. Unless otherwise provided in the Certificate of Incorporation, the holders of a majority of the voting power of all of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 7. Act of Stockholders’ Meeting. The vote of the holders of a majority of the voting power of all of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation.
     Section 8. Voting of Shares. Each outstanding share shall be entitled to the number of votes per share as provided in the Certificate of Incorporation and the Certificate of Designation, if any, which relates to such share, on each matter submitted to a vote at a meeting of the stockholders. At each election of directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes allotted to the shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote. Cumulative voting in the election of directors or otherwise is expressly prohibited by the Certificate of Incorporation.
     Section 9. Proxies. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy. Any such proxy or evidence thereof shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder’s proxy, if there be such proxy.
     Section 10. Voting List. The officer or agent having charge of the stock ledger for shares of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares of each class or series of the corporation’s stock registered in the name of each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during the usual business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The corporation shall be entitled to rely upon the stock ledger as the only evidence as to who are the stockholders entitled to examine the stock ledger, the aforementioned list of stockholders or the books of the corporation, or to vote in person or by proxy at any such meeting of stockholders.
     Section 11. Order of Business. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence, by the Lead Director of the Board, if any, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by the President or an Executive Vice President or a Senior Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business of each meeting of the stockholders of the corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof, opening and closing of the voting polls, and adjournment of such meetings.
     Section 12. Nominations and Other Business Presented at Meetings. At an annual meeting of the stockholders or, subject to Article II, Section 5 of these Bylaws, at a special meeting of the stockholders, only such nominations shall be presented and only such other business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Chief Executive Officer or the Board of Directors or (b) by any stockholder of the corporation entitled to vote at such meeting who complies with the notice procedures set forth in Section 13 of this Article. In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting and to allow for full information to be distributed to stockholders, nominations and other business may be properly brought before a meeting by a stockholder only if the stockholder shall have given timely notice thereof in writing to the Secretary of the corporation setting forth the information required by Article II of these Bylaws. To be timely in the case of an annual meeting, a stockholder’s notice must be delivered to and received at the principal executive offices of the corporation, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than thirty (30) days from such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of the meeting is first made by the corporation. To be timely in the case of a special meeting of stockholders called at the request of stockholders to consider nominations or other business, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation within five (5) business days after the record date for such special meeting as specified in Article II, Section 3 of these Bylaws, and to be timely in the case of any other special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated by or at the direction of the Chief Executive Officer or the Board of Directors or by a stockholder who has provided notice of such nomination(s) in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors and only such other business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The Chairman of the

Board shall, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made or another item of business proposed to be introduced at a meeting does not satisfy the requirements of this Section 12 (including if the stockholder does not provide the information required under Article II, Section 13 of these Bylaws), and if it be so determined, shall so declare and any such nomination or other business shall not be introduced at such meeting, notwithstanding that proxies in respect of such business may have been received. If any nomination was not made or any other item of business was not proposed in compliance with this Section 12, the chairman of the meeting shall have the power and duty to declare that such defective nomination or other item of business shall be disregarded, notwithstanding that proxies in respect of such nomination or other item of business may have been received. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting to make a nomination or propose another other item of business, such nomination shall be disregarded and such proposed other item of business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
     For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the nomination of such director candidate or the proposal of such other business at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. For the purpose of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The foregoing notice provisions of this Section 12 shall not apply to a stockholder if the stockholder has notified the corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in the corporation’s proxy statement pursuant to Rule 14a-8. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12.
     Section 13. Notice of Stockholder Nominees and Other Business. Each stockholder’s notice to the Secretary required pursuant to Article II, Section 3 and Article II, Section 12 of these Bylaws shall set forth:
     (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (ii) such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected;
     (b) as to any other item of business the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) a description of any substantial interest (as used in Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the business is being proposed;

     (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made or the other business is being proposed (i) the name and address, as they appear on the corporation’s books, of such stockholder and the name and address of such beneficial owner; (ii) the class, series and number of shares of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of the class, series and number of shares of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business;
     (d) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made or the other business is being proposed, as to such beneficial owner (i) the class, series and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice and by each associate of the stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of the class, series and number of shares of the corporation beneficially owned by such stockholder or beneficial owner and by each such associate as of the record date for the meeting; (ii) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (iv) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;
     (e) a representation whether the stockholder or the beneficial owner will engage in a solicitation with respect to such nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder; and,
     (f) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made or the other business is being proposed, such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to clauses (a)-(e) of this Section 13.
     For purposes of clause (d)(i) of this Section 13, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

     Section 2. Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than five (5) nor more than ten (10), determined from time to time in accordance with these Bylaws by resolution of the Board of Directors or of the stockholders.
     Section 3. Election and Term. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, each consisting of approximately one-third (1/3) of the whole number of the Board of Directors, and each director of the corporation shall hold office until his or her successor is elected and qualified or until his or her death, resignation, or removal. Each class of directors shall be as nearly equal in number of directors as possible and shall be denominated in such manner as the Board of Directors may determine. The term of office of those of the first class will expire at the first annual meeting of stockholders after adoption of this Bylaw provision; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three (3) years, so that the term of office for one class of directors shall expire in each year. Directors need not be residents of the State of Delaware or stockholders of the corporation.
     Notwithstanding the foregoing, no person shall be eligible to stand for election as a director if he or she has attained the age of 68 years. Furthermore, effective with the 2005 Annual Meeting of Stockholders, the term of each director shall terminate at the first annual meeting of stockholders following the date on which such director attains the age of 68 years. Notwithstanding anything else in these Bylaws, the term of any director elected, reelected or named to the Board of Directors after the 1998 Annual Meeting of Stockholders who was an officer or other employee of the corporation (or of a subsidiary of or other entity controlled by the corporation) at the time he or she was last elected, reelected or named to serve as a director, other than any person who at such time was serving as Chief Executive Officer of the corporation, shall automatically terminate at the first annual meeting of stockholders following the date on which such director ceases to serve as an officer or other employee of the corporation (or of a subsidiary of or other entity controlled by the corporation).
     Section 4. Vacancies. Any vacancies occurring in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors, subject to the applicable provisions then in effect of the Delaware General Corporation Law pertaining thereto. A director elected to fill a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her death, resignation, or removal.
     Section 5. Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, but for cause only (removal of directors without cause being expressly prohibited), by a vote of the holders of a majority of the voting power of all of the shares then entitled to vote at an election of directors.

     Section 6. Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid reasonable compensation for their services as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services in such capacities.
     Section 7. Lead Director. The Board of Directors may from time to time designate a director other than the Chairman of the Board to serve as Lead Director of the Board. The Lead Director, who shall be independent within the meaning of the Company’s Corporate Governance Guidelines, shall preside at meetings of the Board of Directors, including executive sessions, in the absence of the Chairman of the Board or otherwise when called for by these Bylaws or other corporate governance documents of the corporation.
ARTICLE IV
MEETINGS OF THE BOARD
     Section 1. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by resolution of the Board of Directors.
     Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.
     Section 3. Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 4. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.
     Section 5. Act of Directors’ Meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Certificate of Incorporation.
     Section 6. Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof under the applicable provisions of any statute, the Certificate of Incorporation or these Bylaws may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be.
ARTICLE V
COMMITTEES
     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, the Certificate of Incorporation or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation (except as permitted by the Delaware General Corporation Law), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in or removing members of the Board of Directors or any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. Unless such resolution, the Certificate of Incorporation or these Bylaws so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares of the corporation, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Vacancies in the membership of any such committee shall be filled by resolution adopted by the majority of the full Board of Directors at a regular or special meeting of the Board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by law.
     Any executive committee designated by the Board of Directors shall consist of the Chief Executive Officer and such number (not less than two (2)) of other directors as the Board may from time to time determine by resolution adopted by the majority of the full Board of Directors, one of the members of which committee shall be designated the chairman thereof by the Board of Directors. The executive committee may make rules for the conduct of its business, not inconsistent with this Article V, as it shall from time to time deem necessary and shall keep regular minutes of its proceedings and report the same to the Board when required. A majority of the members of the executive committee shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, the members present may adjourn the meeting until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or the Bylaws of the corporation. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the full Board, whenever in its judgment the best interests of the corporation will be served thereby.
ARTICLE VI
NOTICES
     Section 1. Methods of Giving Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, it shall be given in writing and delivered personally, by mail or by electronic transmission to such stockholder or director at such address as appears on the books of the corporation, and any such notice delivered by mail shall be deemed to be given at the time the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice given by electronic transmission shall be deemed to be delivered when transmitted for delivery to the recipient.
     Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed (either in advance or after the fact) by the person or persons entitled to said notice shall be deemed equivalent to the giving of such notice.

     Section 3. Attendance as Waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VII
ACTION WITHOUT A MEETING BY USE OF A
CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT
     Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, stockholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such stockholders, Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VIII
OFFICERS
     Section 1. Executive Officers. The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (with such supplemental designation to indicate seniority or scope of duties as the Board of Directors may determine from time to time), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article; provided that any of such offices except President, Secretary and Treasurer may be allowed to become vacant by failure of the Board of Directors to fill the office. Any two or more offices may be held by the same person, except that the Chairman of the Board or the President and the Secretary shall not be the same person.
     Section 2. Election and Qualification. The Board of Directors shall annually choose (subject to the provisions of Section 1 of this Article) a Chairman of the Board, a Chief Executive Officer, a President, such Executive Vice Presidents and Senior Vice Presidents as the Board shall deem necessary, a Secretary, and a Treasurer, none of whom, except the Chairman of the Board, the Chief Executive Officer and the President need to be a member of the Board.
     Section 3. Division Officers. The Board of Directors may from time to time establish one or more divisions of the corporation and assign to such divisions responsibilities for such of the corporation’s business, operations and affairs as the Board may designate. The Board of Directors may appoint or authorize an officer of the corporation to appoint in writing officers of a division. Unless elected or appointed an officer of the corporation by the Board of Directors or pursuant to authority granted by the Board, an officer of a division shall not as such be an officer of the corporation, except that he or she shall be an officer of the corporation for the purposes of executing and delivering documents on behalf of the corporation or for other specific purposes, if and to the extent that he or she may be authorized to do so by the Board of Directors. Unless otherwise provided in the writing appointing an officer of a division, such officer shall hold office until his or her successor is appointed and qualified. Any officer of a division may be removed with or without cause by the Board of Directors or by the officer, if any, of the corporation then authorized by the Board of Directors to appoint such officer of a division. The Board of Directors may prescribe or authorize an officer of the corporation or an officer of a division to prescribe in writing the duties and powers and authority of officers of divisions and may authorize an officer of the corporation or an officer of a division to determine the compensation for officers of divisions.
     Section 4. Other Officers and Agents. The Board of Directors may elect or appoint such Vice Presidents, other officers, assistant officers and agents as the Board may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 5. Salaries. Subject to the provisions of Section 3 of this Article, the compensation of all officers and agents of the corporation shall be determined by the Board of Directors.
     Section 6. Term, Removal and Vacancies. Each officer of the corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled (subject to the provisions of Sections 1 and 3 of this Article) by the Board of Directors.
     Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors.

     Section 8. Chief Executive Officer. The Board of Directors may designate whether the Chairman of the Board or the President shall be the Chief Executive Officer of the corporation. The officer so designated as the Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. If a Chief Executive Officer is not otherwise designated by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the corporation.
     Section 9. President. The President, in the absence or disability of the Chairman of the Board, the Lead Director and the Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board. The President shall perform such other duties and exercise such other powers as usually pertain to such office or as may be delegated from time to time by the Board of Directors.
     Section 10. Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He or she shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.
     Section 12. Assistant Secretaries. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 14. Assistant Treasurers. Unless otherwise determined by the Board of Directors, the Assistant Treasurers, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 15. Officers’ Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and, other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
ARTICLE IX
CERTIFICATES FOR SHARES
     Section 1. Certificated and Uncertificated Shares. Shares of capital stock of the corporation may, but shall not be required to, be issued in certificated form. If such stock is certificated, such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board, the President or Vice President, Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class of stock or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of all of the powers, designations, preferences, and rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions thereof, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate or a statement that the shares are without par value. No shares of capital stock shall be issued until the consideration therefor has been fully paid.
     Section 2. Transfer of Shares. Subject to the provisions of Section 5 of this Article IX and the provisions of Section 2 of Article Four of the Certificate of Incorporation, the capital stock held of record by a stockholder shall be transferable only on the transfer books of the corporation, subject to these Bylaws, by the owner in person, or by attorney or legal representative, written evidence of whose authority shall be filed with the corporation. No transfer of shares of capital stock shall be valid until such transfer has been entered on the books of the corporation by an entry showing from and to whom transferred. If stock is certificated, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     Section 3. Lost, Stolen or Destroyed Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Closing of Stock Ledger and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock ledger shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock ledger shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such ledger shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock ledger, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock ledger is not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock ledger and the stated period of closing has expired.
     Section 5. Foreign Share Ownership. As used in these Bylaws, the word “Alien” shall include any individual not a citizen of the United States of America and any representative of any such individual; any corporation or other entity organized under the laws of any foreign government; any foreign government, its agencies or representatives; any partnership of which any partner is an alien, except for limited partners insulated in accordance with the rules and regulations of the Federal Communications Commission; any corporation or other entity controlled directly or indirectly by other than United States citizens; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules and regulations of the Federal Communications Commission.
     At no time shall Aliens (i) own, directly or indirectly, more than one-fourth of the equity. in the corporation, or in any other corporation directly or indirectly controlling the corporation, that is represented by the issued and outstanding capital stock of such corporation; or (ii) vote, directly or indirectly, more than one-fourth of the total voting rights in the corporation, or in any other corporation directly or indirectly controlling the corporation, that are represented by the issued and outstanding capital stock of such corporation. The percentage of voting rights and equity ownership of Aliens in the corporation’s issued and outstanding capital stock shall be determined in accordance with the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, taking into account direct and indirect equity interests and direct and indirect voting rights in the corporation as may be required. As used in these Bylaws, a “Noncompliance Status” means the existence of circumstances in which, but for the following provisions of this Section 5, Aliens would own or hold voting rights or interests in the corporation in excess of the thresholds set forth in this paragraph.
     In the event a Noncompliance Status shall arise, then, so long as the Noncompliance Status continues to exist, those stockholders causing or contributing to the Noncompliance Status shall have no voting, dividend, or other rights with respect to the shares of the corporation that they may hold, except the right to transfer such shares in such a manner that the Noncompliance Status will cease to exist. No transfers of shares of domestic record to Aliens shall be made if a Noncompliance Status exists or if such transfer would result in a Noncompliance Status. If the corporation shall determine that stock of domestic record in fact is held or voted, in whole or in part, by or for the account of an Alien, and that such interest, but for this Section 5, would give rise to a Noncompliance Status, the holder of such stock shall not be entitled to vote, to receive dividends, or to exercise any other normal stockholder rights, except the right to transfer such stock to a citizen of the United States of America.
     Alien voting and equity interests and rights in stock of the corporation and the citizenship of transferees .of the corporation’s stock shall be determined in conformity with regulations prescribed by or upon the approval of the Board of Directors, which shall not be less restrictive than the requirements imposed by the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission. The Board of Directors shall be authorized, at any time and from time to time, to adopt such other provisions as the directors may deem necessary or desirable to avoid violation of the provisions of Section 310 of the Communications Act of 1934 as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of this Section 5.
     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE X
GENERAL PROVISIONS
     Section 1. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation and these Bylaws.
     Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.
     Section 4. Fiscal Year. The fiscal year of the corporation shall be the calendar year.
     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE XI
INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 1. Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken-or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 2. Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Indemnification for Costs, Charges, and Expenses of Successful Party; Suits Initiated by a Director, Officer, Employee or Agent. Notwithstanding the other provisions of this Article XI, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Notwithstanding the other provisions of this Article XI, except with respect to a proceeding to enforce rights to indemnification or advances under Section 6 of this Article, the corporation shall be required to indemnify a director, officer, employee or agent under this Article in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.
     Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article XI (unless required by Section 3 of this Article XI or ordered by a court) shall be paid by the corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the vote of the holders of a majority of the voting power of all of the shares entitled to vote thereon, that indemnification of the director, officer, employee or agent is not proper- in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

     Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, unless such action, suit or proceeding was authorized against an officer or director of the corporation by a majority of the directors not named as defendants therein, in which case such costs, charges and expenses may be paid by the corporation in advance if authorized by a majority of the directors not named as defendants therein; provided further, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article XI. Such costs, charges and expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the corporation, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.
     Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article XI shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article XI where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by this Article XI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), other Bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation. All rights under this Article shall vest at the time a person becomes a director, officer, employee or agent and shall continue as to a person who has ceased to be a director, officer, employee or agent as to actions taken while he or she was such a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights under this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent of the corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall be prospective only and shall not in any way diminish any rights of such director, officer, employee or agent or the obligations of the corporation arising hereunder.
     Section 8. Extent of Indemnification. In addition to the specific indemnification provided for herein, the corporation shall indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized or permitted (i) by the General Corporation Law of Delaware, or any other applicable law, or by any amendment thereof or other statutory provisions in effect on the date hereof, or (ii) by the corporation’s Certificate of Incorporation as in effect on the date hereof. Subject to the exceptions and conditions set forth in Article XI, Section 2 of these Bylaws, the corporation shall also advance expenses to any of the foregoing individuals to the fullest extent authorized or permitted (i) by the General Corporation Law of Delaware, or any other applicable law, or by any amendment thereof or other statutory provision in effect on the date hereof, or (ii) by the corporation’s Certificate of Incorporation as in effect on the date hereof.
     Section 9. Insurance. Notwithstanding the foregoing, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.
     Section 10. Savings Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee and agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.
ARTICLE XII
AMENDMENTS
     The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the stockholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to repeal or change at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of not less than two-thirds of the voting power of all of the shares entitled to vote at such meeting, voting together as a single class, and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of stockholders.